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                                                                   EXHIBIT 23.2






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 29, 1997 on the financial statements of BioSepra Inc. as of and for the year ended December 31, 1996, included in this Form 10-K.



                                       /s/ Arthur Andersen LLP

Boston, Massachusetts
March 25, 1997